Ex. 4(v)

MEMBERS Life Insurance Company
[2000 Heritage Way, Waverly, Iowa 50677]
Phone: [800.798.5500]
[http://www.cunamutual.com]

GUARANTEED LIFETIME WITHDRAWAL BENEFIT RIDER

The Guaranteed Lifetime Withdrawal Benefit Rider (“Rider”) is part of the contract to which it is attached and is effective upon the Contract Issue Date. Should any provision of this Rider conflict with the contract, the provisions of this Rider will prevail.

This Rider provides a guaranteed lifetime withdrawal benefit (“GLWB”) during the life of the Covered Person(s) while this Rider is in effect.

Changing the Owners, Annuitants or Beneficiaries may cause this Rider to terminate or adversely affect the benefits of this Rider. A change in marital status after you purchase the contract may adversely affect the benefits of this Rider. We will assess and deduct the GLWB Rider Fee until this Rider is terminated.

Capitalized terms that are not defined in this Rider are defined in the contract to which this Rider is attached.

RIDER GUIDE AND INDEX

RIDER DATA PAGE	RIDER SECTION 1
DEFINITIONS	RIDER SECTION 2
COVERED PERSON(S)	RIDER SECTION 3
GLWB PAYMENTS	RIDER SECTION 4
TREATMENT OF GLWB PAYMENT WITHDRAWALS	RIDER SECTION 5
TREATMENT OF EXCESS WITHDRAWALS	RIDER SECTION 6
REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS	RIDER SECTION 7
ANNUITY INCOME PAYMENTS	RIDER SECTION 8
GLWB RIDER FEE	RIDER SECTION 9
SPOUSAL CONTINUATION	RIDER SECTION 10
ANNUAL REPORTS	RIDER SECTION 11
TERMINATION OF RIDER	RIDER SECTION 12

RIDER SECTION 2.	DEFINITIONS

2.01	What are the most commonly used terms and what do they mean?

Annual Increase Percentage. The percentage that is added to the GLWB Percentage for each completed Contract Year from the Contract Issue Date until the GLWB Payment Start Date, subject to the Maximum Annual Increase Period shown in Rider Section 1.03. The Annual Increase Percentage is shown in Rider Section 1.05.

Base Withdrawal Percentage. The GLWB Percentage on the Contract Issue Date is shown in Rider Section 1.05.

2018-RILA-GLWBRDR

Covered Person(s). The natural person(s) shown in Rider Section 1.01 whose age and lifetime we base GLWB Payments on under this Rider.

Eligible Person(s). The natural person(s) who can be selected as the Covered Person(s).

Excess Withdrawal. The portion of a withdrawal that, when added to other withdrawals during the current Contract Year, is greater than the total GLWB Payment for the current Contract Year. Excess Withdrawals include withdrawals prior to the GLWB Payment Start Date and deductions for any applicable Surrender Charge and Market Value Adjustment.

GLWB Benefit Base. The amount upon which the GLWB Payment is based.

GLWB Rider Fee. A fee assessed against the GLWB Benefit Base while this Rider is in effect. The GLWB Rider Fee is shown in Rider Section 1.04.

GLWB Payment(s). The guaranteed lifetime withdrawal amount.

GLWB Percentage. The percentage applied to the GLWB Benefit Base to determine the annual GLWB Payment.

GLWB Payment Start Date. The date GLWB Payments begin. The GLWB Payment Start Date must be on a Contract Anniversary.

Maximum Annual Increase Period. The number of years shown in Section 1.03 after which no further Annual Increase Percentages will be applied.

RIDER SECTION 3.	COVERED PERSON(S)

3.01	Who will be covered under this Rider? The Covered Person(s) is the natural person(s) whose age and lifetime we base GLWB Payments on under this Rider. The Covered Person(s) must be selected on the Contract Issue Date. If one Covered Person is selected, you have elected single life option rates. If two Covered Persons are selected, you have elected joint life option rates.

An Eligible Person(s) is the natural person(s) who can be selected as the Covered Person(s). An Eligible Person(s) is determined on the Contract Issue Date.

If there is a sole Owner of the contract:

	a.)	You are an Eligible Person.
	b.)	If you and the sole primary Beneficiary are Spouses, the sole primary Beneficiary is also an Eligible Person.
	c.)	If you select single GLWB Payments, the Owner must be designated as the Covered Person.

If there are Joint Owners:

	a.)	Both Owners are Eligible Persons.
	b.)	The Owners must be Spouses.
	c.)	If you select single GLWB Payments, either Owner can be designated as the Covered Person.

If the Owner is not a natural person:

	a.)	The Annuitant is an Eligible Person.
	b.)	The Annuitant must be designated as the Covered Person.
	c.)	A Joint Annuitant is not permissible.
	d.)	Joint GLWB Payments cannot be selected.

3.02	Can a Covered Person be changed? After the Contract Issue Date, you cannot add, remove or replace a Covered Person, even if you add or change an Owner, Annuitant, or Beneficiary except as described in this Rider. If a Covered Person is no longer an Owner, Joint Owner, Annuitant, or Beneficiary as required above, we will remove that person from this Rider and they will no longer be a Covered Person. Once we remove a Covered Person from this Rider, the Covered Person cannot be reinstated.

If at any time joint Covered Persons are no longer Spouses, you must send us notice of the divorce by Authorized Request. Upon receiving such notice, we will remove one former Spouse from the contract as a Covered Person.

If a Covered Person is removed and there is a remaining Covered Person, the following will occur:

a.)	If the Covered Person was removed before the GLWB Payment Start Date, joint GLWB Payments will not be available and single life option rates will be used.
b.)	If the Owner is a natural person and joint GLWB Payments have already started, we will continue to pay joint GLWB Payments to the Owner as long as the remaining Covered Person is living.

If a Covered Person is removed and there is no Covered Person remaining, this Rider will terminate and no additional GLWB Payments will be payable.

Changes to Covered Persons due to spousal continuation are described in Rider Section 10.01.

RIDER SECTION 4.	GLWB PAYMENTS

4.01	When is the GLWB Payment Start Date? GLWB Payments cannot begin until the Earliest GLWB Payment Start Date shown in Rider Section 1.02. GLWB Payments must begin on a Contract Anniversary. Requests to start receiving the GLWB Payment as of a Contract Anniversary must be received at least one Business Day prior to the desired GLWB Payment Start Date.

4.02	What is the GLWB Payment and how is it calculated? The GLWB Payment is the guaranteed lifetime withdrawal amount. The annual GLWB Payment is equal to the GLWB Percentage multiplied by the GLWB Benefit Base. The GLWB Percentage is determined on the GLWB Payment Start Date and is calculated using the following formula:

GLWB Percentage = B + I x Y, where

B = The Base Withdrawal Percentage.

I = The Annual Increase Percentage.

Y = The number of completed Contract Years from the Contract Issue Date until the GLWB Payment Start Date, subject to the Maximum Annual Increase Period shown in Rider Section 1.03.

The Base Withdrawal Percentage is determined based on your election of single or joint life option rates using the age of the younger Covered Person(s) on the Contract Issue Date and is shown in Rider Section 1.05.

The Annual Increase Percentage is determined based on your election of single or joint life option rates using the age of the younger Covered Person(s) as of the Contract Issue Date and is shown in Rider Section 1.05.

Once the GLWB Percentage is determined as of the GLWB Payment Start Date, it will not change.

4.03	What is the GLWB Benefit Base? The GLWB Benefit Base is initially equal to the Purchase Payment. On each Contract Anniversary unless this Rider is terminated, if the current Contract Value is greater than the current GLWB Benefit Base, the GLWB Benefit Base will be reset to equal the current Contract Value.

The GLWB Benefit Base will be impacted by Excess Withdrawals, as described in Rider Section 6.01.

4.04	How are the GLWB Payments made and how long will they continue? The full GLWB Payment must be taken each year after the GLWB Payment Start Date. The Owner elects how to receive the GLWB Payments, either as monthly, quarterly, semi-annual, or annual payments. If the scheduled payment date does not fall on a Business Day, we will make the payment on the next Business Day.

GLWB Payments continue during the life of the Covered Person(s) unless this Rider is terminated. Under the single life option, GLWB Payments will cease on the date of death of the Covered Person. Under the joint life option, GLWB Payments will continue until the date of death of the second Covered Person.

We may require proof that the Covered Person(s) is living upon the date of any GLWB Payment while this Rider is in effect.

RIDER SECTION 5.	TREATMENT OF GLWB PAYMENT WITHDRAWALS

5.01	How are GLWB Payment withdrawals treated? GLWB Payments are treated as a withdrawal from the Contract Value and are taken on a Pro Rata basis from the Allocation Options at the time of the withdrawal. Such withdrawals reduce the Contract Value, the Surrender Value, and the death benefit of the contract by the amount of the GLWB Payment.

While this Rider is in effect, the contract will not terminate if a GLWB Payment causes the Surrender Value to be less than the Minimum Surrender Value Remaining After Any Partial Withdrawal shown in Section 1.03 of the contract.

GLWB Payments are not subject to a Surrender Charge or Market Value Adjustment. The GLWB Payments will count toward the Annual Free Withdrawal Amount.

5.02	What if a Covered Person’s date of birth has been misstated? If the date of birth of the Covered Person(s) is misstated, the GLWB Payment will be adjusted based on the correct date of birth of the Covered Person(s). Any underpayment will be added to the next payment. Any overpayment will be subtracted from future payments. No interest will be credited or charged to any underpayment or overpayment adjustments.

5.03	What happens when the Contract Value is zero? If a GLWB Payment causes the Contract Value to be zero, the following will occur:

	a.)	We will continue to pay the GLWB Payments until this Rider terminates. The GLWB Payment will be equal to the GLWB Payment at the time the Contract Value was reduced to zero. The frequency of GLWB Payments will remain the same as what was previously elected, as described in Rider Section 4.04; and
	b.)	The Allocation Options are no longer available.

If an Excess Withdrawal causes the Contract Value to be zero, this Rider will terminate and no additional GLWB Payments will be payable.

RIDER SECTION 6.	TREATMENT OF EXCESS WITHDRAWALS

6.01	How are Excess Withdrawals treated? Excess Withdrawals will proportionally reduce the GLWB Benefit Base and the death benefit by the ratio of the Excess Withdrawal to the Contract Value immediately prior to the Excess Withdrawal. Excess Withdrawals include withdrawals prior to the GLWB Payment Start Date and deductions for any applicable Surrender Charges and Market Value Adjustments.

Any portion of a withdrawal that is not an Excess Withdrawal will be treated as a GLWB Payment. If a withdrawal is made after the GLWB Payment Start Date, the remaining GLWB Payment for the current Contract Year will be adjusted to reflect the withdrawal. If the withdrawal when added to the amount of all withdrawals during the current Contract Year (including GLWB Payments) is greater than the GLWB Payment for the current Contract Year, no further GLWB Payments will be made during that Contract Year. Otherwise, the remaining GLWB Payment for the current Contract Year is equal to the GLWB Payment reduced by the amount of all withdrawals during the current Contract Year (including GLWB Payments).

If the Excess Withdrawal causes the Surrender Value to be less than the Minimum Surrender Value Remaining After Any Partial Withdrawal shown in Section 1.03 of the contract, this Rider will terminate and no additional GLWB Payments will be payable.

RIDER SECTION 7.	REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS

7.01	What are the Required Minimum Distribution (RMD) Withdrawals? If the contract is an Individual Retirement Annuity (IRA), GLWB Payments may be used to satisfy your RMD with respect to the contract A withdrawal taken to satisfy RMD requirements after the GLWB

Payment Start Date will not be treated as an Excess Withdrawal and Surrender Charges and Market Value Adjustments will not apply.

The RMD requirement for the contract is calculated by the Company based on the calendar year taken. The portion of the withdrawal that is treated as an RMD may not be greater than the RMD of the current calendar year less any amount previously withdrawn. For calendar years after the Contract Value is reduced to zero, the GLWB Payments will be treated as the RMD payments with respect to the contract.

A withdrawal taken to satisfy RMD requirements prior to the GLWB Payment Start Date will be treated as an Excess Withdrawal.

RIDER SECTION 8.	ANNUITY INCOME PAYMENTS

8.01	What happens on the Payout Date? Upon reaching the Payout Date, the Covered Person(s) become the Annuitant(s). Unless the Owner chooses to surrender the contract, income payments will be equal to the GLWB Payment.

Upon the death of all Annuitants, we will pay the Beneficiary an amount equal to the Contract Value immediately prior to the annuitization less the total of the income payments paid.

RIDER SECTION 9.	GLWB RIDER FEE

9.01	What is the GLWB Rider Fee? The GLWB Rider Fee is shown in Rider Section 1.04. The GLWB Rider Fee is assessed on each Contract Anniversary and is equal to the GLWB Rider Fee percentage multiplied by the average daily GLWB Benefit Base for the prior Contract Year.

The GLWB Rider Fee will be deducted Pro Rata from the Contract Value in all Allocation Options on the Contract Anniversary. The GLWB Rider Fee will be deducted prior to any other transactions on the Contract Anniversary. No Surrender Charge or Market Value Adjustment will be deducted due to a withdrawal for the GLWB Rider Fee.

The GLWB Rider Fee will terminate on the earliest of:

	a.)	The date the Contract Value is equal to zero; or
	b.)	The date this Rider terminates.

On the date this Rider terminates we will deduct any GLWB Rider Fee that was accrued but not yet deducted as the final GLWB Rider Fee.

RIDER SECTION 10.	SPOUSAL CONTINUATION

10.01	When does spousal continuation apply? If the sole primary Beneficiary is the surviving Spouse of the deceased Owner, the surviving Spouse may elect to continue the contract as the new Owner. This benefit may only be exercised one time. If the Spouse elects to continue the contract as the new Owner, this Rider will remain in effect if the surviving Spouse is a Covered Person. If this condition is not met, this Rider will terminate and the GLWB Rider Fee will no longer be charged.

If the surviving Spouse elects to continue the contract and this Rider remains in effect, the following will occur:

	a.)	If the spousal continuation election is before the GLWB Payment Start Date, joint GLWB Payments will not be available to the surviving Spouse and single life option rates will be used.
	b.)	If the spousal continuation election is after the GLWB Payment Start Date, we will continue to pay joint GLWB Payments to the surviving Spouse as long as the surviving Spouse is living.

RIDER SECTION 11.	ANNUAL REPORTS

11.01	When will annual reports be sent and what will they include? We will send a report, without charge, at least annually to the last address known to the Company.

The report will include at least the following information:

a.)	The beginning and end dates for the current report period;
b.)	The Contract Value at the beginning and end of the current report period;
c.)	The amounts that have been credited and debited to the Contract Value during the current report period, identified by the type of activity the amount represents;
d.)	The Surrender Value at the end of the current report period; and
e.)	The GLWB Percentage, the GLWB Benefit Base, the GLWB Rider Fee, and the GLWB Payment, if applicable.

RIDER SECTION 12.	TERMINATION OF RIDER

12.01	When does this Rider terminate? This Rider will terminate and all rights under this Rider will terminate upon the date any of the follow occur:

	a.)	The death of all Covered Persons;
	b.)	Payment of a death benefit;
	c.)	All Covered Persons are removed from this Rider;
	d.)	The contract is surrendered or otherwise terminated; or
	e.)	The entire Contract Value is applied to an income payout option.

Signed for MEMBERS Life Insurance Company.